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Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)        ☐

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, New York (Address of principal executive offices)	10286 (Zip code)

OHIO EDISON COMPANY
(Exact name of obligor as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0437786 (I.R.S. Employer Identification No.)

c/o First Energy Corp. 76 South Main Street Akron, Ohio (Address of principal executive offices)	44308 (Zip code)

4.00% Exchange Senior Notes Due 2008
5.45% Exchange Senior Notes due 2015
(Title of the Indenture securities)

1.     General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.     Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None. (See Note on page 2.)

16.   List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and
  17 C.F.R. 229.10(d).

  1.
  A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits la and lb to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4.
  A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed as Exhibit 25(a) to Registration Statement No. 333-102200.)

  6.
  The consent of the Trustee required by Section 321 (b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

NOTE

        Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

        Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of December, 2003.

THE BANK OF NEW YORK
By:	/s/ PATRICIA GALLAGHER
	Name:	Patricia Gallagher
	Title:	Vice President

Exhibit 25

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286 And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business September 30, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,688,426
Interest-bearing balances	4,380,259
Securities:
Held-to-maturity securities	270,396
Available-for-sale securities	21,509,356
Federal funds sold in domestic offices	1,269,945
Securities purchased under agreements to resell	5,320,737
Loans and lease financing receivables:
Loans and leases held for sale	629,178
Loans and leases, net of unearned income	38,241,326
LESS: Allowance for loan and lease losses	813,502
Loans and leases, net of unearned income and allowance	37,427,824
Trading Assets	6,323,529
Premises and fixed assets (including capitalized leases)	938,488
Other real estate owned	431
Investments in unconsolidated subsidiaries and associated companies	256,230
Customers' liability to this bank on acceptances outstanding	191,307
Intangible assets
Goodwill	2,562,478
Other intangible assets	798,536
Other assets	6,636,012

Total assets	$92,203,132

LIABILITIES
Deposits:
In domestic offices	$35,637,801
Noninterest-bearing	15,795,823
Interest-bearing	19,841,978
In foreign offices, Edge and Agreement subsidiaries, and IBFs	23,759,599
Noninterest-bearing	599,397
Interest-bearing	23,160,202
Federal funds purchased in domestic offices	464,907
Securities sold under agreements to repurchase	693,638
Trading liabilities	2,634,445
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	11,168,402
Bank's liability on acceptances executed and outstanding	193,690
Subordinated notes and debentures	2,390,000

Other liabilities	6,573,955

Total liabilities	$83,516,437

Minority interest in consolidated subsidiaries	519,418
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,057,234
Retained earnings	4,892,597
Accumulated other comprehensive income	82,162
Other equity capital components	0
Total equity capital	8,167,277

Total liabilities minority interest and equity capital	$92,203,132

        I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith

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NOTE
SIGNATURE
Consolidated Report of Condition of THE BANK OF NEW YORK